Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES 2013 SECOND QUARTER EARNINGS

Highlights:

•	Core Diluted EPS $0.40, up from $0.39 in the first quarter

•	Loan growth for the second quarter was 7.4% (annualized)

•	Net Interest Margin was stable at 3.69%

•	Leading asset quality indicators showed continued improvement in Q2

NORWICH, NY (July 22, 2013) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported today net income for the three months ended June 30, 2013 was $16.9 million, up from $7.6 million from the prior quarter, which included $10.7 million in merger related expenses.  Reported results from the second quarter of 2013 include the impact of the acquisition of Alliance Financial Corporation (“Alliance”), and $1.3 million in merger related expenses.  Reported earnings per diluted share for the three months ended June 30, 2013 was $0.38 as compared to $0.21 from the previous quarter.

Core net income for the three months ended June 30, 2013 was $17.8 million, up 25.0% from $14.3 million from the previous quarter, due primarily to the full quarter impact from the March 8, 2013 acquisition of Alliance.  Core diluted earnings per share for the three months ended June 30, 2013 was $0.40, up from $0.39 for the previous quarter.

Reported net income from the six months ended June 30, 2013 was $24.6 million, down from $26.9 million for the same period last year.  2013 results included the impact of the acquisition of Alliance, including approximately $12.0 million in merger related expenses.  Reported diluted earnings per share for the six months ended June 30, 2013 was $0.61, as compared to $0.80 for the same period in 2012.

Core net income for the six months ended June 30, 2013 was $32.1 million, up 19.6% from $26.8 million from the same period in 2012, due primarily to the impact of the Alliance acquisition.  Core diluted earnings per share for the six months ended June 30, 2013 was $0.79, as compared to $0.80 for the same period last year.

"We are pleased to report that NBT continued to produce strong results through the first two quarters of 2013," said NBT CEO Martin Dietrich. "Our recent acquisition of Alliance and our consistent ability to generate organic loan growth are key drivers of these results that demonstrate our combined focus on banking fundamentals and disciplined, strategic acquisition are yielding positive results. We continue to operate in an environment that presents both economic and regulatory challenges, but our seasoned team of financial professionals remains focused on delivering long-term value to our shareholders and customers."

Net interest income was $61.7 million for the three months ended June 30, 2013, up 18.2% from the prior quarter.  This increase was due primarily to the 16.5% increase in average earning assets and a stable net interest margin.  The increase in earnings assets in the second quarter 2013 compared to the prior quarter resulted primarily from the acquisition of Alliance combined with strong loan growth during the second quarter of 2013.

The Company’s Federal Taxable Equivalent (“FTE”) net interest margin was 3.69% for the three months ended June 30, 2013, up slightly from 3.68% from the prior quarter.  Rate compression on earning assets continued to negatively impact net interest margin in the second quarter of 2013 as evidenced by decreasing loan yields from 4.87% for the first quarter of 2013 to 4.76% for the second quarter of 2013.  In addition, yields on available for sale securities declined 12 basis points (“bp”) in the second quarter of 2013 from the prior quarter due primarily to the reinvestment of cash flows from maturing securities into lower yielding securities in the current rate environment.  The rate compression on earning assets was offset by the 14 bp decrease in the rates paid on interest bearing liabilities in the second quarter of 2013 versus the previous quarter.  This decrease was primarily driven by decreases in rates paid on interest bearing deposits, most notably time deposits, as well as a reduction in the cost of long term borrowings as maturing higher cost borrowings were replaced with lower rate short term borrowings during the period.

Net interest income was $113.8 million for the six months ended June 30, 2013, up 14.8% from the same period in 2012.  This increase from the previous year was due primarily to the 20.1% increase in average earning assets for the six months ended June 30, 2013 over the prior year.  The acquisition of Alliance in March 2013 as well as strong loan growth during the second quarter of 2013 contributed to the growth in average earning assets.

The Company’s FTE net interest margin was 3.68% for the six months ended June 30, 2013, down from 3.86% for the same period last year.  Rate compression on earning assets continued to negatively impact net interest margin for the first six months of 2013 as evidenced by decreasing loan yields from 5.25% for the first six months of 2012 to 4.81% for the first six months of 2013.  In addition, yields on available for sale securities declined 54 bp in the first six months of 2013 as compared to the same period in 2012.  The rate compression on earning assets was partially offset by the 22 bp decrease in the rates paid on interest bearing liabilities in the first six months of 2013 as compared to the same period in 2012.

Noninterest income for the three months ended June 30, 2013 was $25.5 million, up 1.2% from the prior quarter.  Substantial increases in trust revenue (up $1.8 million) and ATM and debit card fees (up $0.8 million) for the second quarter of 2013 versus the prior quarter were primarily driven by the acquisition of Alliance.  These increases were partially offset by a 16.5% decrease in insurance and other financial services revenue from the previous quarter, due primarily to insurance contingent revenue recorded during the first quarter.

Noninterest income for the six months ended June 30, 2013 was $50.8 million, up 16.1% from the same period in 2012, with the primary drivers being the aforementioned increases in trust revenue and ATM and debit card fees.  In addition, the Company experienced a significant increase (10.6%) in insurance and financial services revenue for the six months ended June 30, 2013 as compared to the same period in 2012, due primarily to an increase in insurance contingent revenue in 2013.  Retirement plan administration fees were also up 18.9% for the six months ended June 30, 2013 as compared to the same period in 2012 due to growth in new business of 2012.

Noninterest expense for the three months ended June 30, 2013 was $56.5 million, down $4.3 million or 7.0%, from the prior quarter.  Excluding merger expenses totaling $1.3 million and $10.7 million during the second quarter and first quarter of 2013, respectively, noninterest expense was up $5.2 million, or 10.3%, for the second quarter of 2013 as compared to the prior quarter.  Salaries and employee benefits were up 7.8% for the three months ended June 30, 2013 as compared to the prior quarter due primarily to the acquisition of Alliance.  Income tax expense for the three month period ended June 30, 2013 was $7.4 million, up from $3.4 million from the previous quarter due to the increase in pre-tax income during the second quarter.  The effective tax rate was 30.5% for the first and second quarters of 2013.

Noninterest expense for the six months ended June 30, 2013 was $117.2 million, up $21.3 million or 22.2%, from the same period in 2012.  Excluding merger expenses totaling $12.0 million and $1.3 million for the six months ended June 30, 2013 and 2012, respectively, noninterest expense was up $10.7 million, or 11.3%, for the first six months of 2013 as compared to the same period in 2012.  Several noninterest expense categories were affected by the acquisition of Alliance and Hampshire First Bank with salaries and employee benefits and occupancy expenses being the primary drivers of the increase over last year.  Income tax expense for the six months ended June 30, 2013 was $10.8 million, down from $11.5 million from the same period in 2012 due to the decrease in pre-tax income for the first six months of 2013, offset slightly by the increase in the effective tax rate to 30.5% for the six months ended June 30, 2013 as compared with 30.0% for the same period last year.

Asset Quality

The Company recorded a provision for loan losses of $6.4 million for the three months ended June 30, 2013, compared with $5.7 million for the previous quarter.  This increase was due primarily to a $1.4 million specific reserve established on a commercial real estate loan during the second quarter and loan growth during the period, partially offset by a general improvement in asset quality indicators.  Net charge-offs were $4.0 million for the three months ended June 30, 2013, down from $6.3 million for the previous quarter, due primarily to the first quarter charge-off of one large commercial loan that was previously reserved for.  Annualized net charge-offs to average loans for the three months ended June 30, 2013 was 0.30%, compared to 0.56% for the previous quarter.

The Company recorded a provision for loan losses of $12.1 million for the six months ended June 30, 2013, compared with $8.6 million for the same period in 2012.  This increase was due primarily to the aforementioned specific reserve in the second quarter of 2013 and organic loan growth during the period, partially offset by a general improvement in asset quality indicators.  Net charge-offs were $10.2 million for the six months ended June 30, 2013, up from $9.2 million from the same period in 2012 due primarily to the 2013 first quarter charge-off of one large commercial loan that was previously reserved for.  Annualized net charge-offs to average loans for the six months ended June 30, 2013 was 0.42%, compared to 0.48% for the same period last year.

Nonperforming loans to total loans improved to 0.80% at June 30, 2013, down 3 bps from the prior quarter, and down from 0.98% at December 31, 2012.  Past due loans as a percentage of total loans was 0.71% at June 30, 2013, down from 0.81% at March 31, 2013.

The allowance for loan losses totaled $71.2 million at June 30, 2013, compared to $68.7 million at March 31, 2013 and $69.3 million at December 31, 2012.  The allowance for loan losses as a percentage of loans was 1.35% (1.68% excluding acquired loans with no related allowance recorded) at June 30, 2013, compared to 1.32% (1.69% excluding acquired loans with no related allowance recorded) at March 31, 2013 and 1.62% (1.72% excluding acquired loans with no related allowance recorded) at December 31, 2012.

Balance Sheet

Total assets were $7.5 billion at June 30, 2013, up $1.5 billion (approximately $1.4 billion from Alliance acquisition) or 24.7% from December 31, 2012.  Loans were $5.3 billion at June 30, 2013, up $1.0 billion from December 31, 2012, primarily due to approximately $904 million from the Alliance acquisition coupled with strong organic loan growth during the second quarter of 2013.  Total deposits were $5.9 billion at June 30, 2013, up $1.1 billion from December 31, 2012, primarily due to the Alliance acquisition.  Stockholders’ equity was $791.6 million, representing a total equity-to-total assets ratio of 10.51% at June 30, 2013, compared with $582.3 million or a total equity-to-total assets ratio of 9.64% at December 31, 2012.

Stock Repurchase Program

Under a previously disclosed stock repurchase plan, the Company purchased 267,425 shares of its common stock during the six month period ended June 30, 2013, for a total of $5.5 million at an average price of $20.42 per share.  At June 30, 2013, there were 480,588 shares available for repurchase under this repurchase plan, which expires on December 31, 2013.

On July 22, 2013, the NBT Board of Directors authorized a new repurchase program for NBT to repurchase up to an additional 1,000,000 shares (approximately 2%) of its outstanding common stock, effective July 24, 2013, as market conditions warrant in open market and privately negotiated transactions.  This plan expires on December 31, 2014.

Dividend

The NBT Board of Directors declared a 2013 third-quarter cash dividend of $0.20 per share at a meeting held today. The dividend will be paid on September 15, 2013 to shareholders of record as of September 1, 2013.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $7.5 billion at June 30, 2013.  The company primarily operates through NBT Bank, N.A., a full-service community bank with three geographic divisions, and through two financial services companies.  NBT Bank, N.A. has 161 locations, including 121 NBT Bank offices in upstate New York, northwestern Vermont and western Massachusetts, 35 Pennstar Bank offices in northeastern Pennsylvania, and 5 Hampshire First Bank offices in southern New Hampshire. EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. Mang Insurance Agency, LLC, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.pennstarbank.com, www.hampshirefirst.com, www.epic1st.com and www.manginsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; (7) adverse changes may occur in the securities markets or with respect to inflation; (8) operating costs, customer losses and business disruption following the recently completed acquisition of alliance, including adverse effects of relationships with employees, may be greater than expected; and (9) the risk that the anticipated benefits, costs savings and any other savings from the merger may not be fully realized or may take longer than expected to realize.  Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures adjust GAAP measures to exclude the effects of sales of securities and certain non-recurring and merger-related expenses.  Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables.  Management believes that these non-GAAP measures provided useful information that is important to an understanding of the operating results of NBT’s core business (due to the non-recurring nature of the excluded items).  Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, dollars in thousands except per share data)

	2013		2012
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Reconciliation of Non-GAAP Financial Measures:
Reported net income (GAAP)	$16,916	$7,649	$13,116	$14,535	$13,257
Adj: Loss / (Gain) on sale of securities, net	61	(1,145)	(21)	(26)	(97)
Adj: Other adjustments (1)	-	-	-	(792)	(115)
Plus: Merger related expenses	1,269	10,681	713	558	826
Total Adjustments	1,330	9,536	692	(260)	614
Income tax effect on adjustments	(406)	(2,908)	(211)	79	(187)
Core net income	$17,840	$14,277	$13,597	$14,354	$13,684

Profitability:
Core Diluted Earnings Per Share	$0.40	$0.39	$0.40	$0.42	$0.41
Diluted Earnings Per Share	$0.38	$0.21	$0.39	$0.43	$0.40
Weighted Average Diluted
Common Shares Outstanding	44,316,531	36,794,356	33,987,465	33,961,375	33,492,659
Core Return on Average Assets (2)	0.95%	0.90%	0.89%	0.96%	0.95%
Return on Average Assets (2)	0.90%	0.48%	0.86%	0.97%	0.92%
Core Return on Average Equity (2)	8.88%	9.01%	9.34%	10.00%	9.97%
Return on Average Equity (2)	8.42%	4.83%	9.01%	10.13%	9.66%
Core Return on Average Tangible Common Equity (2)(4)	14.57%	13.58%	13.71%	14.74%	14.35%
Return on Average Tangible Common Equity (2)(4)	13.85%	7.49%	13.25%	14.93%	13.92%
Net Interest Margin (3)	3.69%	3.68%	3.83%	3.90%	3.82%

Six Months Ended June 30,

Reconciliation of Non-GAAP Financial Measures:	2013	2012
Reported net income (GAAP)	$24,565	$26,907
Adj: Loss / (Gain) on sale of securities, net	(1,084)	(552)
Adj: Other adjustments (5)	-	(865)
Plus: Merger related expenses	11,950	1,337
Total Adjustments	10,866	(80)
Income tax effect on adjustments	(3,314)	24
Core net income	$32,117	$26,851

Profitability:
Core Diluted Earnings Per Share	$0.79	$0.80
Diluted Earnings Per Share	$0.61	$0.80
Weighted Average Diluted
Common Shares Outstanding	40,574,934	33,452,970
Core Return on Average Assets (2)	0.93%	0.94%
Return on Average Assets (2)	0.71%	0.94%
Core Return on Average Equity (2)	8.93%	9.86%
Return on Average Equity (2)	6.83%	9.89%
Core Return on Average Tangible Common Equity (2)(4)	14.11%	14.18%
Return on Average Tangible Common Equity (2)(4)	10.93%	14.21%
Net Interest Margin (3)	3.68%	3.86%

(1)	Other adjustments were primarily flood insurance recoveries
(2)	Annualized
(3)	Calculated on a FTE basis
(4)	Excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

Average stockholders' equity	$806,200	$642,693	$579,211	$570,880	$551,865
Less: average goodwill and other intangibles	292,775	200,779	169,612	169,445	154,058
Average tangible common equity	$513,425	$441,914	$409,599	$401,435	$397,807

(5)	Other adjustments for the six months ended June 30, 2012 were a $750 prepayment penalty fee and a flood insurance recovery

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, dollars in thousands except per share data)

	2013		2012
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Balance Sheet Data:
Securities Available for Sale	$1,390,403	$1,465,791	$1,147,999	$1,191,107	$1,221,706
Securities Held to Maturity	122,302	62,474	60,563	61,302	64,387
Net Loans	5,219,526	5,126,299	4,208,282	4,180,385	4,090,480
Total Assets	7,534,518	7,610,831	6,042,259	6,028,916	5,967,568
Total Deposits	5,878,176	6,015,963	4,784,349	4,806,015	4,688,907
Total Borrowings	795,918	715,728	605,855	579,931	654,772
Total Liabilities	6,742,943	6,807,536	5,459,986	5,452,255	5,401,063
Stockholders' Equity	791,575	803,295	582,273	576,661	566,505

Asset Quality:
Nonaccrual Loans	$40,525	$41,726	$39,676	$42,661	$43,924
90 Days Past Due and Still Accruing	2,004	1,651	2,448	2,963	1,629
Total Nonperforming Loans	42,529	43,377	42,124	45,624	45,553
Other Real Estate Owned	3,757	2,864	2,276	1,863	1,815
Total Nonperforming Assets	46,286	46,241	44,400	47,487	47,368
Allowance for Loan Losses	71,184	68,734	69,334	70,734	70,734
Allowance for Loan Losses to Total Originated Loans (6)	1.68%	1.69%	1.72%	1.77%	1.81%
Allowance for Loan Losses to Total Loans	1.35%	1.32%	1.62%	1.66%	1.70%
Total Nonperforming Loans to Total Loans	0.80%	0.83%	0.98%	1.07%	1.09%
Total Nonperforming Assets to Total Assets	0.61%	0.61%	0.73%	0.79%	0.79%
Past Due Loans to Total Loans	0.71%	0.81%	0.71%	0.65%	0.54%
Allowance for Loan Losses to Total Nonperforming Loans	167.38%	158.46%	164.60%	155.04%	155.28%
Net Charge-Offs to Average Loans (2)	0.30%	0.56%	0.78%	0.45%	0.48%

Capital:
Equity to Assets	10.51%	10.55%	9.64%	9.56%	9.49%
Book Value Per Share	$18.18	$18.36	$17.24	$17.09	$16.79
Tangible Book Value Per Share (7)	$11.46	$11.67	$12.23	$12.06	$11.76
Tier 1 Leverage Ratio (8)	8.72%	10.25%	8.54%	8.51%	8.59%
Tier 1 Capital Ratio	11.20%	11.33%	11.00%	10.82%	10.78%
Total Risk-Based Capital Ratio	12.45%	12.58%	12.25%	12.07%	12.03%
Common Stock Price (End of Period)	$21.17	$22.15	$20.27	$22.07	$21.59

(6)	Excludes acquired loans with no related allowance recorded
(7)	Stockholders' equity less goodwill and intangible assets divided by common shares outstanding
(8)	The Tier 1 Leverage Ratio for the first quarter of 2013 was impacted by timing of the acquisition of Alliance on March 8, 2013

Note:  Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(unaudited, dollars in thousands)

	June 30,	December 31,
ASSETS	2013	2012
Cash and due from banks	$142,570	$157,094
Short term interest bearing accounts	1,117	6,574
Securities available for sale, at fair value	1,390,403	1,147,999
Securities held to maturity fair value of $121,069 and $61,535 at June 30, 2013 and December 31, 2012, respectively)	122,302	60,563
Trading securities	5,092	3,918
Federal Reserve and Federal Home Loan Bank stock	43,491	29,920
Loans	5,290,710	4,277,616
Less allowance for loan losses	71,184	69,334
Net loans	5,219,526	4,208,282
Premises and equipment, net	87,811	77,875
Goodwill	264,376	152,373
Intangible assets, net	28,204	16,962
Bank owned life insurance	112,907	80,702
Other assets	116,719	99,997
TOTAL ASSETS	$7,534,518	$6,042,259

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$1,516,385	$1,242,712
Savings, NOW, and money market	3,256,753	2,558,376
Time	1,105,038	983,261
Total deposits	5,878,176	4,784,349
Short-term borrowings	385,611	162,941
Long-term debt	309,111	367,492
Trust preferred debentures	101,196	75,422
Other liabilities	68,849	69,782
Total liabilities	6,742,943	5,459,986

Total stockholders' equity	791,575	582,273

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,534,518	$6,042,259

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, dollars in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Interest, fee and dividend income:
Loans	$62,031	$50,509	$115,726	$100,717
Securities available for sale	6,537	7,108	12,283	14,474
Securities held to maturity	548	617	1,073	1,257
Other	488	413	891	805
Total interest, fee and dividend income	69,604	58,647	129,973	117,253
Interest expense:
Deposits	4,296	4,834	8,446	9,977
Short-term borrowings	67	48	109	89
Long-term debt	3,026	3,580	6,635	7,161
Trust preferred debentures	560	434	988	883
Total interest expense	7,949	8,896	16,178	18,110
Net interest income	61,655	49,751	113,795	99,143
Provision for loan losses	6,402	4,103	12,060	8,574
Net interest income after provision for loan losses	55,253	45,648	101,735	90,569
Noninterest income:
Insurance and other financial services revenue	5,755	5,279	12,648	11,433
Service charges on deposit accounts	4,933	4,571	9,256	8,912
ATM and debit card fees	4,044	3,063	7,286	6,025
Retirement plan administration fees	2,957	2,411	5,639	4,744
Trust	4,699	2,312	7,612	4,441
Bank owned life insurance income	886	618	1,735	1,589
Net securities (losses) gains	(61)	97	1,084	552
Other	2,324	2,331	5,506	6,042
Total noninterest income	25,537	20,682	50,766	43,738
Noninterest expense:
Salaries and employee benefits	29,160	24,992	56,207	51,717
Occupancy	5,219	4,222	10,196	8,713
Data processing and communications	3,854	3,431	7,309	6,689
Professional fees and outside services	3,237	2,388	6,138	5,113
Equipment	2,910	2,409	5,492	4,789
Office supplies and postage	1,656	1,574	3,246	3,245
FDIC expenses	1,273	942	2,403	1,873
Advertising	1,000	805	1,723	1,607
Amortization of intangible assets	1,351	841	2,202	1,660
Loan collection and other real estate owned	421	799	1,139	1,437
Merger related	1,269	826	11,950	1,337
Other operating	5,100	4,161	9,150	7,684
Total noninterest expense	56,450	47,390	117,155	95,864
Income before income taxes	24,340	18,940	35,346	38,443
Income taxes	7,424	5,683	10,781	11,536
Net income	$16,916	$13,257	$24,565	$26,907
Earnings Per Share:
Basic	$0.39	$0.40	$0.61	$0.81
Diluted	$0.38	$0.40	$0.61	$0.80

Note:  Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(unaudited, dollars in thousands except per share data)

	2013		2012
	2nd Q	1st Q	4th Q	3rd Q	2nd Q	1st Q
Interest, fee and dividend income:
Loans	$62,031	$53,695	$53,924	$53,817	$50,509	$50,208
Securities available for sale	6,537	5,746	5,981	6,550	7,108	7,366
Securities held to maturity	548	525	549	572	617	640
Other	488	403	403	348	413	392
Total interest, fee and dividend income	69,604	60,369	60,857	61,287	58,647	58,606
Interest expense:
Deposits	4,296	4,150	4,327	4,544	4,834	5,143
Short-term borrowings	67	42	39	60	48	41
Long-term debt	3,026	3,609	3,627	3,640	3,580	3,581
Trust preferred debentures	560	428	411	436	434	449
Total interest expense	7,949	8,229	8,404	8,680	8,896	9,214
Net interest income	61,655	52,140	52,453	52,607	49,751	49,392
Provision for loan losses	6,402	5,658	6,940	4,755	4,103	4,471
Net interest income after provision for loan losses	55,253	46,482	45,513	47,852	45,648	44,921
Noninterest income:
Insurance and other financial services revenue	5,755	6,893	5,363	5,591	5,279	6,154
Service charges on deposit accounts	4,933	4,323	4,687	4,626	4,571	4,341
ATM and debit card fees	4,044	3,242	2,955	3,378	3,063	2,962
Retirement plan administration fees	2,957	2,682	2,635	2,718	2,411	2,333
Trust	4,699	2,913	2,489	2,242	2,312	2,129
Bank owned life insurance income	886	849	849	639	618	971
Net securities (losses) gains	(61)	1,145	21	26	97	455
Other	2,324	3,182	2,963	2,407	2,331	3,711
Total noninterest income	25,537	25,229	21,962	21,627	20,682	23,056
Noninterest expense:
Salaries and employee benefits	29,160	27,047	26,457	26,641	24,992	26,725
Occupancy	5,219	4,977	4,265	4,437	4,222	4,491
Data processing and communications	3,854	3,455	3,396	3,352	3,431	3,258
Professional fees and outside services	3,237	2,901	2,615	2,735	2,388	2,725
Equipment	2,910	2,582	2,403	2,435	2,409	2,380
Office supplies and postage	1,656	1,590	1,647	1,597	1,574	1,671
FDIC expenses	1,273	1,130	1,020	939	942	931
Advertising	1,000	723	581	701	805	802
Amortization of intangible assets	1,351	851	864	870	841	819
Loan collection and other real estate owned	421	718	509	614	799	638
Merger	1,269	10,681	713	558	826	511
Other operating	5,100	4,050	4,122	4,552	4,161	3,523
Total noninterest expense	56,450	60,705	48,592	49,431	47,390	48,474
Income before income taxes	24,340	11,006	18,883	20,048	18,940	19,503
Income taxes	7,424	3,357	5,767	5,513	5,683	5,853
Net income	$16,916	$7,649	$13,116	$14,535	$13,257	$13,650
Earnings per share:
Basic	$0.39	$0.21	$0.39	$0.43	$0.40	$0.41
Diluted	$0.38	$0.21	$0.39	$0.43	$0.40	$0.41

Note:  Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
AVERAGE BALANCE SHEETS
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
ASSETS:	Q2 - 2013		Q1 - 2013		Q4 - 2012		Q3 - 2012		Q2 - 2012

Short-term interest bearing accounts	$41,313	0.57%	$75,110	0.21%	$72,660	0.26%	$10,392	0.43%	$102,192	0.33%
Securities available for sale (1)(2)	1,428,864	1.97%	1,197,238	2.09%	1,123,110	2.27%	1,168,326	2.39%	1,208,384	2.53%
Securities held to maturity (1)	62,463	5.23%	52,905	6.06%	60,651	5.42%	62,746	5.46%	68,472	5.47%
Investment in FRB and FHLB Banks	35,497	4.85%	31,312	4.75%	29,801	4.75%	28,706	4.67%	27,886	4.73%
Loans and leases (3)	5,243,534	4.76%	4,492,106	4.87%	4,264,680	5.05%	4,197,046	5.12%	3,938,592	5.18%
Total interest earning assets	$6,811,671	4.16%	$5,848,671	4.25%	$5,550,902	4.43%	$5,467,216	4.53%	$5,345,526	4.49%
Other assets	705,869		554,355		503,124		504,194		465,058
Total assets	$7,517,540		$6,403,026		$6,054,026		$5,971,410		$5,810,584

LIABILITIES AND STOCKHOLDERS' EQUITY:
Money market deposit accounts	$1,402,429	0.15%	$1,190,555	0.14%	$1,149,248	0.14%	$1,111,624	0.18%	$1,115,812	0.19%
NOW deposit accounts	927,037	0.19%	799,219	0.23%	752,737	0.25%	686,768	0.22%	704,896	0.27%
Savings deposits	983,413	0.09%	770,559	0.08%	694,226	0.08%	706,927	0.08%	676,794	0.08%
Time deposits	1,136,511	1.10%	1,015,711	1.26%	1,006,581	1.31%	1,035,868	1.35%	973,051	1.52%
Total interest bearing deposits	$4,449,390	0.39%	$3,776,044	0.45%	$3,602,792	0.48%	$3,541,187	0.51%	$3,470,553	0.56%
Short-term borrowings	229,906	0.12%	168,783	0.10%	150,372	0.10%	178,277	0.13%	171,545	0.11%
Trust preferred debentures	101,196	2.22%	82,295	2.11%	75,422	2.17%	75,422	2.30%	75,422	2.31%
Long-term debt	355,702	3.41%	382,177	3.83%	367,312	3.93%	367,146	3.94%	368,251	3.91%
Total interest bearing liabilities	$5,136,194	0.62%	$4,409,299	0.76%	$4,195,898	0.80%	$4,162,032	0.83%	$4,085,771	0.88%
Demand deposits	1,496,486		1,283,737		1,210,440		1,173,638		1,111,804
Other liabilities	78,660		67,297		68,477		64,860		61,144
Stockholders' equity	806,200		642,693		579,211		570,880		551,865
Total liabilities and stockholders' equity	$7,517,540		$6,403,026		$6,054,026		$5,971,410		$5,810,584

Interest rate spread		3.54%		3.49%		3.63%		3.70%		3.61%
Net interest margin		3.69%		3.68%		3.83%		3.90%		3.82%

(1)	Securities are shown at average amortized cost
(2)	Excluding unrealized gains or losses
(3)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED LOAN BALANCES
(unaudited, dollars in thousands)

						2013
	2013		2012			Acquired
	2nd Q	1st Q	4th Q	3rd Q	2nd Q	Balances *
Residential real estate mortgages	$1,001,642	$996,925	$651,107	$650,448	$630,791	$333,105
Commercial	867,513	829,766	694,799	697,213	691,055	179,672
Commercial real estate mortgages	1,241,271	1,233,763	1,072,807	1,083,675	1,066,039	117,752
Real estate construction and development	152,548	136,402	123,078	99,181	99,236	-
Agricultural and agricultural real estate mortgages	107,565	107,023	112,687	112,822	107,337	-
Consumer	1,284,888	1,253,645	1,047,856	1,031,572	993,586	200,470
Home equity	635,283	637,509	575,282	576,208	573,170	73,474
Total loans	$5,290,710	$5,195,033	$4,277,616	$4,251,119	$4,161,214	$904,473

*	Balances are as of Alliance acquisition date of March 8, 2013